                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share


                                                   For the Three Months Ended
                                                       December 31, 1994
                                                   --------------------------

                                                                    Fully
                                                     Primary       Diluted
                                                   ----------    ----------
Net earnings as reported                             $877,000    $  877,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                 245,000 (1)
                                                     --------    ----------

Adjusted net earnings for computation (A)            $877,000    $1,122,000
                                                     ========    ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

 Weighted average shares outstanding                7,815,798     7,815,798

 Shares assumed issued upon conversion of
   debentures                                                     1,051,316

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                              365,388       365,388
                                                    ---------     ---------

Average common and common equivalent shares
 outstanding (B)                                    8,181,186     9,232,502
                                                    =========     =========
Net earnings per common and common
 equivalent share (A/B)                                  $.11          $.12
                                                         ====          ====


Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

(2) Given the anti-dilutive effect of this calculation, the amount disclosed in the Consolidated Condensed Statements of Operations for fully diluted earnings per share is the same as primary earnings per share.


                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings Per Average Common
                             and Common Equivalent Share


                                                  For the Three Months Ended
                                                       December 31, 1993
                                                   --------------------------

                                                                    Fully
                                                    Primary        Diluted
                                                  ----------     ----------
Net earnings as reported                           $3,226,000    $3,226,000

Add interest expense and deferred charge
 amortization (net of income taxes)                                 245,000 (1)
                                                   ----------    ----------

Adjusted net earnings for computation (A)          $3,226,000    $3,471,000
                                                   ==========    ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

 Weighted average shares outstanding                7,605,014     7,605,014

 Shares assumed issued upon conversion of
   debentures                                                     1,052,632

 Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                              343,429       428,759

Shares issuable for retirement plan                    34,679        34,679
                                                    ---------     ---------

Average common and common equivalent shares
 outstanding (B)                                    7,983,122     9,121,084
                                                    =========     =========
Net earnings per common and common
 equivalent share (A/B)                                  $.40          $.38
                                                    =========     =========

Notes:

(1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.


                                      EXHIBIT 11
                         QUIXOTE CORPORATION AND SUBSIDIARIES
                    Computation of Net Earnings Per Average Common
                              and Common Equivalent Share


                                                For the Six Months Ended
                                                    December 31, 1994
                                                -------------------------
                                                                  Fully
                                                  Primary        Diluted
                                                ----------     ----------
Net earnings as reported                         $2,965,000    $2,965,000

Add interest expense and deferred charge
 amortization (net of income taxes)                               491,000 (1)
                                                 ----------    ----------

Adjusted net earnings for computation (A)        $2,965,000    $3,456,000
                                                 ==========    ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding               7,813,127     7,813,127

Shares assumed issued upon conversion of
 debentures                                                     1,051,316

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                              365,388       365,388
                                                  ---------     ---------

Average common and common equivalent shares
 outstanding (B)                                  8,178,515     9,229,831
                                                  =========     =========

Net earnings per common and common
 equivalent shares (A/B)                               $.36          $.37
                                                       ====          ====

Notes:

(1) Net earnings for the full diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

(2) Given the anti-dilutive effect of this calculation, the amount disclosed in the Consolidated Condensed Statements of Operations for fully diluted earnings per share is the same as primary earnings per share.


                                     EXHIBIT 11
                        QUIXOTE CORPORATION AND SUBSIDIARIES
                   Computation of Net Earnings per Average Common
                             and Common Equivalent Share



                                                For the Six Months Ended
                                                    December 31, 1993
                                                -------------------------
                                                                  Fully
                                                  Primary        Diluted
                                                ----------     ----------
Net earnings as reported                         $5,665,000    $5,665,000

Add interest expense and deferred charge
 amortization (net of income taxes)                               491,000 (1)
                                                 ----------    ----------

Adjusted net earnings for computation (A)        $5,665,000    $6,156,000
                                                 ==========    ==========

Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

Weighted average shares outstanding               7,618,684     7,618,684

Shares assumed issued upon conversion of
 debentures                                                     1,052,632

Incremental shares outstanding assuming
 exercise of stock options using the
 treasury stock method                              343,429       428,759

Shares issuable for retirement plan                  34,679        34,679
                                                  ---------     ---------

Average common and common equivalent shares
 outstanding (B)                                  7,996,792     9,134,754
                                                  =========     =========

Net earnings per common and common
 equivalent shares (A/B)                               $.71          $.67
                                                       ====          ====

Notes:

(1) Net earnings for the full diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.
